Exhibit 99.1

HELIO STRENGTHENS LEADERSHIP WITH APPOINTMENT OF NEW CFO AS COMPANY ADVANCES TOWARD NYSE UPLIST

Berkeley, California — January 20, 2026 — Helio Corporation (OTCID: HLEO) (“Helio” or the “Company”) today announced the appointment of Mark Knauf as Chief Financial Officer, a strategic addition to the Company’s leadership team as it enhances financial governance and advances toward a planned uplisting to the New York Stock Exchange.

As Chief Financial Officer, Mr. Knauf will oversee Helio’s financial operations, capital planning, internal controls, and strategic budgeting as the Company scales its space-based energy initiatives and expands commercial partnerships. His appointment reinforces Helio’s commitment to strong financial discipline, transparency, and operational rigor as it progresses toward commercialization of its core technologies.

The Board of Directors views Mr. Knauf’s appointment as a critical step in positioning Helio for sustainable growth, increased institutional credibility, and long-term shareholder value creation. “This appointment strengthens Helio’s foundation at a pivotal moment for the Company,” said Ed Cabrera, Chief Executive Officer of Helio Corporation. “Mark brings deep financial leadership and accounting expertise that equips us with the discipline and strategic insight needed to execute at scale. His experience positions Helio to compete effectively in the emerging space-based energy market while delivering meaningful long-term value to our shareholders.”

As Helio advances its efforts to uplist to the New York Stock Exchange, the establishment of robust financial controls remains a key requirement. Mr. Knauf’s appointment directly supports the Company’s previously disclosed remediation plan to address material weaknesses in internal controls, including the need for additional financial reporting expertise and improved segregation of duties. With his leadership, Helio is strengthening its financial organization, establishing clearer roles and lines of authority, and ensuring adherence to GAAP, SEC reporting standards, and NYSE listing requirements.

Helio’s NYSE application and SEC registration statement (Form S-1) remain active. The Company intends to update these filings following the release of its annual SEC Form 10-K, expected in late January 2026. While Helio intends to pursue an NYSE listing, no assurance can be given that the application will be approved.

Mr. Knauf is a Certified Public Accountant with more than 32 years of experience in business accounting, tax accounting, and economic consulting. He currently serves as President of Mark H. Knauf, P.A., and as Managing Director of Englewood Property Holdings, LLC, which owns and manages residential, commercial, and raw land properties in Florida. Mr. Knauf previously served as Chief Financial Officer of Amscot Financial, Inc. and is a graduate of the Fisher School of Accounting at the University of Florida.

For More Information:

Ed Cabrera

Chairman of the Board and Chief Executive Officer

(956) 225-9639

emcabrera@helio.space

About Helio Corporation

Helio is pioneering a new class of energy infrastructure—space-based power systems aka “Power plants in space” that captures solar energy beyond Earth’s atmosphere and beams it safely and efficiently to the surface. Our vision is to establish orbital energy platforms as a foundational layer of the global power grid, delivering uninterrupted, carbon-free electricity at scale and reshaping how nations power cities, industries, and critical systems. Founded in 2018 as the ‘problem solvers to the space industry,’ Helio designs and delivers world-class space mechanisms, advanced antenna systems, and space design solutions; supporting NASA, private companies, universities, and global space agencies across missions ranging from small-scale programs to flagship space initiatives. We are proud to be a trusted partner to over a dozen space agencies, organizations, and companies across the globe. Our products can be found operating from the Sun to Jupiter. From NASA and European Space Agency to emerging private aerospace firms and academic institutions, we collaborate with some of the most innovative and forward-thinking players in the space industry.

For more information on the new strategic direction, financing initiatives and management additions, please visit www.helio.space to be added to our email list.

Note Regarding Forward Looking Statements:

Some of the matters discussed herein may contain forward-looking statements that involve significant risk and uncertainties. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements, including our ability to obtain financing on acceptable terms or at all, and other risk factors included in the reports we file with the Securities and Exchange Commission (the “Commission”). We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this press release, including, but not limited to, our ability to obtain financing, will prove to be accurate. We caution you that the forward-looking statements in this press release are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We caution investors not to rely on the forward-looking statements contained in or made in connection with this press release and encourage investors to review the reports we file with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s business plans or model.